Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

On April 4, 2022, Colfax Corporation (“Colfax”, the “Company”, “we”, “our”, and “us”), a Delaware corporation, completed the previously announced separation of its Fabrication Technology business, into a separate, independent publicly traded company, ESAB Corporation (“ESAB”). The separation was structured as a spin-off, which occurred by way of a pro rata distribution to Colfax stockholders of 90 percent of the outstanding shares of ESAB (the “Distribution”). Each of the Colfax stockholders received 1 share of ESAB common stock for every 3 shares of Colfax common stock held on record as of the close of business on the record date March 22, 2022. ESAB is now an independent public company under the symbol “ESAB” on the New York Stock Exchange. After the Distribution, Colfax will no longer consolidate ESAB into its financial results (the entire transaction being referred to as the “Separation”). Colfax is operating under the new name Enovis Corporation (“Enovis”) upon the completion of the transaction.

The unaudited pro forma condensed consolidated financial information has been derived from the Company’s historical consolidated financial statements and gives effect to the Separation. The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for each of the years ended December 31, 2021, 2020 and 2019 reflect the Company’s results as if the Separation had occurred as of January 1, 2019 in that they reflect the reclassification of ESAB as discontinued operations for all periods presented. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2021 reflects the Company’s financial position as if the Separation had occurred on December 31, 2021. Beginning in the second quarter of 2022 after the date of the Separation, the historical financial results of ESAB will be reflected in our consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.

The unaudited pro forma condensed consolidated information has been prepared based upon the best available information and management estimates and is subject to assumptions and adjustments described below and in the accompanying notes. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial information is provided for illustrative and informational purposes only and is not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation on Colfax’s financial condition and results of operations. The Historical Colfax columns in the unaudited pro forma condensed consolidated financial information reflect the Company’s historical consolidated financial statements for the periods presented and do not reflect any adjustments related to the Separation and related events. The Separation of Historical FabTech Segment columns in the unaudited pro forma condensed consolidated financial information reflect the removal of Fabrication Technology segment financial information as presented in the Company’s historical consolidated financial statements along with GAAP adjustments to meet requirements of discontinued operations. The amounts were derived from the carve-out financial statements of the Fabrication Technology Business of Colfax Corporation. The Transaction Accounting Adjustment columns in the unaudited pro forma condensed consolidated financial information reflect adjustments related to the Separation and related events, including the removal of certain corporate entities and post-retirement plans related to ESAB and former industrial businesses of Colfax, and GAAP adjustments to meet requirements of discontinued operations. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in future filings.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

ENOVIS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2021

(Dollars in thousands)

		Pro Forma Adjustments
	Historical Colfax	Separation of Historical FabTech Segment (a)	Transaction Accounting Adjustment	Notes	Pro Forma Enovis
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$719,370	$(41,209)	$—		$678,161
Trade receivables, net	638,700	(383,496)	—		255,204
Inventories, net	776,295	(420,062)	—		356,233
Prepaid expenses	78,186	(51,830)	(310)	(b)	26,046
Other current assets	90,728	(59,025)	(3,413)	(b)	28,290
Investment in ESAB Corporation	—	—	120,126	(d)	120,126

Total current assets	2,303,279	(955,622)	116,403		1,464,060
Property, plant and equipment, net	521,391	(286,278)	—		235,113
Goodwill	3,467,295	(1,533,037)	—		1,934,258
Intangible assets, net	1,675,462	(521,434)	—		1,154,028
Lease asset - right of use	184,429	(107,944)	—		76,485
Other assets	363,489	(33,458)	(247,989)	(b)	82,042

Total assets	$8,515,345	$(3,437,773)	$(131,586)		$4,945,986

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$8,314	$(613)	$—		$7,701
Accounts payable	504,173	(345,480)	(3,486)	(b)	155,207
Accrued liabilities	511,097	(247,937)	10,883	(b, e, i)	274,043

Total current liabilities	1,023,584	(594,030)	7,397		436,951
Long-term debt, less current portion	2,078,679	(54)	(1,200,000)	(c)	878,625
Non-current lease liability	145,326	(88,777)	—		56,549
Other liabilities	606,323	(228,815)	(294,757)	(b, e, i)	82,751

Total liabilities	3,853,912	(911,676)	(1,487,360)		1,454,876

EQUITY:
Total Colfax Corporation equity	4,617,378	(2,485,105)	1,355,774	(f)	3,488,047
Noncontrolling interest	44,055	(40,992)	—		3,063

Total equity	4,661,433	(2,526,097)	1,355,774		3,491,110

Total liabilities and equity	$8,515,345	$(3,437,773)	$(131,586)		$4,945,986

See Notes to unaudited pro forma condensed consolidated financial information.

ENOVIS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2021

(Dollars in thousands, except per share amounts)

		Pro Forma Adjustments
	Historical Colfax	Separation of Historical FabTech Segment (a)	Transaction Accounting Adjustment	Notes	Pro Forma Enovis
Net sales	$3,854,303	$(2,428,115)	$—		$1,426,188
Cost of sales	2,240,645	(1,592,132)	—		648,513

Gross profit	1,613,658	(835,983)	—		777,675
Selling, general and administrative expense	1,329,376	(479,668)	(33,346)	(b, g)	816,362
Restructuring and other related charges	27,639	(18,954)	—		8,685

Operating income (loss)	256,643	(337,361)	33,346		(47,372)
Pension settlement gain	(11,208)	11,208	—		—
Interest expense, net	72,593	(40,298)	—		32,295
Debt extinguishment charges	29,870	—	—		29,870

Income (loss) from continuing operations before income taxes	165,388	(308,271)	33,346		(109,537)
Income tax expense (benefit)	66,695	(72,933)	14,963	(b, g, h)	8,725

Net income (loss) from continuing operations	98,693	(235,338)	18,383		(118,262)
Income (loss) from discontinued operations, net of taxes	(22,415)	235,338	(18,383)		194,540

Net income	76,278	—	—		76,278
Less: income from continuing operations attributable to noncontrolling interest, net of taxes	4,621	(3,569)	—		1,052
Less: income from discontinuing operations attributable to noncontrolling interest, net of taxes	—	3,569	—		3,569

Net income attributable to Enovis	$71,657	$—	$—		$71,657

Net income (loss) per share - basic *
Continuing operations	$0.61				$(0.78)

Discontinued operations	$(0.15)				$1.24

Consolidated operations	$0.47				$0.47

Net income (loss) per share - diluted *
Continuing operations	$0.60				$(0.78)

Discontinued operations	$(0.15)				$1.24

Consolidated operations	$0.46				$0.47

Weighted-average shares of common stock and common equivalent shares outstanding **:
Basic	153,423,632				153,423,632
Diluted	155,542,141				153,423,632

*	Net income per share may not foot due to rounding.
**	Subsequent to the Separation, a one-for-three reverse stock split was effected which is not reflected in the historical period and pro forma share amounts.

See Notes to unaudited pro forma condensed consolidated financial information.

ENOVIS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2020

(Dollars in thousands, except per share amounts)

		Pro Forma Adjustments
	Historical Colfax	Separation of Historical FabTech Segment (a)	Transaction Accounting Adjustment	Notes	Pro Forma Enovis
Net sales	$3,070,769	$(1,950,069)	$—		$1,120,700
Cost of sales	1,782,664	(1,265,604)	—		517,060

Gross profit	1,288,105	(684,465)	—		603,640
Selling, general and administrative expense	1,087,401	(438,454)	3,152	(b)	652,099
Restructuring and other related charges	38,413	(21,632)	—		16,781

Operating income (loss)	162,291	(224,379)	(3,152)		(65,240)
Interest expense, net	104,262	(54,510)	—		49,752

Income (loss) from continuing operations before income taxes	58,029	(169,869)	(3,152)		(114,992)
Income tax (benefit) expense	(6,053)	(43,267)	9,621	(b, h)	(39,699)

Net income (loss) from continuing operations	64,082	(126,602)	(12,773)		(75,293)
Income (loss) from discontinued operations, net of taxes	(18,311)	126,602	12,773		121,064

Net income	45,771	—	—		45,771
Less: income from continuing operations attributable to noncontrolling interest, net of taxes	3,146	(2,454)	—		692
Less: income from discontinuing operations attributable to noncontrolling interest, net of taxes	—	2,454	—		2,454

Net income attributable to Enovis	$42,625	$—	$—		$42,625

Net (loss) income per share - basic *
Continuing operations	$0.45				$(0.56)

Discontinued operations	$(0.13)				$0.87

Consolidated operations	$0.31				$0.31

Net (loss) income per share - diluted *
Continuing operations	$0.44				$(0.56)

Discontinued operations	$(0.13)				$0.87

Consolidated operations	$0.31				$0.31

Weighted-average shares of common stock and common equivalent shares outstanding **:
Basic	136,766,124				136,766,124
Diluted	138,910,428				136,766,124

*	Net income per share may not foot due to rounding.
**	Subsequent to the Separation, a one-for-three reverse stock split was effected which is not reflected in the historical period and pro forma share amounts.

See Notes to unaudited pro forma condensed consolidated financial information.

ENOVIS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2019

(Dollars in thousands, except per share amounts)

		Pro Forma Adjustments
	Historical Colfax	Separation of Historical FabTech Segment (a)	Transaction Accounting Adjustment	Notes	Pro Forma Enovis
Net sales	$3,327,458	$(2,247,026)	$—		$1,080,432
Cost of sales	1,926,402	(1,448,782)	—		477,620

Gross profit	1,401,056	(798,244)	—		602,812
Selling, general and administrative expense	1,132,149	(495,643)	1,027	(b)	637,533
Restructuring and other related charges	65,295	(23,027)	—		42,268

Operating income (loss)	203,612	(279,574)	(1,027)		(76,989)
Pension settlement loss	33,616	(33,616)	—		—
Interest expense, net	119,503	(63,534)	—		55,969

Income (loss) from continuing operations before income taxes	50,493	(182,424)	(1,027)		(132,958)
Income tax expense (benefit)	31,630	(56,270)	1,374	(b, h)	(23,266)

Net income (loss) from continuing operations	18,863	(126,154)	(2,401)		(109,692)
Income (loss) from discontinued operations, net of taxes	(536,009)	126,154	2,401		(407,454)

Net loss	(517,146)	—	—		(517,146)
Less: income from continuing operations attributable to noncontrolling interest, net of taxes	4,618	(3,823)	—		795
Less: income from discontinuing operations attributable to noncontrolling interest, net of taxes	5,882	3,823	—		9,705

Net loss attributable to Enovis	$(527,646)	$—	$—		$(527,646)

Net income (loss) per share - basic *
Continuing operations	$0.10				$(0.81)

Discontinued operations	$(3.99)				$(3.07)

Consolidated operations	$(3.89)				$(3.89)

Net income (loss) per share - diluted *
Continuing operations	$0.10				$(0.81)

Discontinued operations	$(3.99)				$(3.07)

Consolidated operations	$(3.89)				$(3.89)

Weighted-average shares of common stock and common equivalent shares outstanding **:
Basic	135,716,944				135,716,944
Diluted	136,666,886				135,716,944

*	Net income per share may not foot due to rounding.
**	Subsequent to the Separation, a one-for-three reverse stock split was effected which is not reflected in the historical period and pro forma share amounts.

See Notes to unaudited pro forma condensed consolidated financial information.

ENOVIS CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(a)

Adjustment reflects the discontinued operations, including associated assets, liabilities, equity and results of operations attributable to the Fabrication Technology segment of our business, which were included in the Company’s historical consolidated financial statements. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude general corporate overhead costs which were historically allocated to the Fabrication Technology segment of their business that do not meet the requirements to be presented in discontinued operations. These costs include, but are not limited to, items such as allocated general management and executive oversight, compliance, human resources, procurement, and legal functions and financial management.

(b)

Reflects the transfer of certain residual industrial and corporate assets and liabilities to ESAB in connection with the Separation. These assets and liabilities include amounts associated with asbestos obligations from the Company’s other legacy industrial businesses and certain corporate-sponsored retirement plans that benefit ESAB and other former employees. The Company has historically reported asbestos activity in Discontinued Operations so no pro forma adjustment is presented in the Unaudited Pro Forma Condensed Consolidated Statements of Operations. The following table provides the impact of these entities to the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(in thousands)	As of December 31, 2021
Prepaid expenses	$(310)
Other current assets	(3,413)
Other assets	(247,989)
Accounts payable	(3,486)
Accrued liabilities	(42,617)
Other liabilities	(272,857)

The following table provides the impact of these entities to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the applicable periods:

	Years Ended December 31,
(in thousands)	2021	2020	2019
Selling, general and administrative expense	$(237)	$3,152	$1,027
Income tax expense	7,182	9,621	1,374

(c)	Reflects the use of net cash received from ESAB in connection with the Separation to pay down debt.

(d)

Reflects the retention by Enovis of 10.0 % of the outstanding common stock of ESAB in connection with the Separation, recorded at 10.0 % of the net carrying value of ESAB as of the date of the Separation.

(e)

Includes specific liabilities of $4.8 million and uncertain tax positions of $11.8 million which will be retained by legal entities of Enovis. However under the tax matters agreement these liabilities are to be assumed by ESAB and the respective liabilities have been reduced by the amount to be assumed by ESAB. The amounts recorded are an estimate, and the final settlement may be different.

(f)	Reflects the effect on total stockholder’s equity of the adjustments described in notes (b) through (e) above and (i) below.

(g)

Reflects the removal of transaction costs of $33.1 million and related tax benefit of $7.8 million for the year ended December 31, 2021 incurred to effect the Separation. These costs primarily related to investment banker fees, legal fees, third party consulting and contractor fees, and other costs directly related to the Separation. These costs are not expected to have a continuing impact on the Company’s results of operations following the Separation.

(h)

Represents $15.0 million, $9.6 million, and $1.4 million of income tax pro forma adjustments for the years ended December 31, 2021, 2020 and 2019, respectively. This adjustment was determined by applying the relevant statutory tax rates to the jurisdictional mix of income including pre-tax pro forma adjustments described in notes (a), (b) and (g) above. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in future filings.

(i)

Includes approximately $55 million of estimated non-recurring costs to complete the Separation reflected as an increase to Accrued liabilities and related tax benefit of $6.8 million reflected as a reduction to Other liabilities.